EXHIBIT 107
Calculation of Filing Fee Table
Form
F-10
(Form Type)
Cameco Corporation
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities
In United States Dollars (“USD”)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Shares	Rule 457 (o)	—	$—	$ —	0.0001531	$ —
	Equity	First Preferred Shares	Rule 457(o)	—	—	—	0.0001531	—
	Equity	Second Preferred Shares	Rule 457(o)	—	—	—	0.0001531	—
	Debt	Debt Securities (2)	Rule 457(o)	—	—	—	0.0001531	—
	Other	Warrants	Rule 457(o)	—	—	—	0.0001531	—
	Other	Subscription Receipts	Rule 457(o)	—	—	—	0.0001531	—
	Other	Units (3)	Rule 457(o)	—	—	—	0.0001531	—
	Unallocated (Universal) Shelf	—	Rule 457(o)	—	—	$2,000,000,000	0.0001531	$306,200
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$2,000,000,000		$306,200
	Total Fees Previously Paid							—
	Total Fee Offsets							$69,751.50
	Net Fee Due							$236,448.50

(1)
There are being registered under the registration statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, first preferred shares, second preferred shares, debt securities, warrants, subscription receipts and units of Cameco Corporation (the “Registrant”), including an indeterminate number of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder, as together shall have an aggregate initial offering price not to exceed $2,000,000,000 USD (or its equivalent in any other currency used to denominate the securities). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection wit
h th
e sale of the securities under the Registration Statement. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)
If any debt securities are issued at an original issue discount, the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $2,000,000,000 USD, less the aggregate dollar amount
of all securities previously issued under the Registration Statement.

(3)	Each unit will represent an interest in two or more other securities registered under the Registration Statement, which may or may not be separable from one another.
Table 2: Fee Offset Claims and Sources
In United States Dollars (“USD”)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Cameco Corporation	F-10	333-267625	September 27, 2022		$69,751.50 (1)	Unallocated (Universal) Shelf	(1)	(1)	$752,443,362.50 (1)
Fee Offset Sources	Cameco Corporation	F-10	333-267625		September 27, 2022						$139,050 (1)

(1)
The Registrant previously paid a registration fee of $139,050 with respect to the registration statement on Form
F-10
(File
No. 333-267625),
which was filed by the Registrant on September 27, 2022 (the “Prior Reg
istrati
on Statement”) pertaining to the registration of an indeterminant number of securities in an aggregate principal amount of up to $1,500,000,000 ($752,443,362.50 of which remained unsold). Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the $69,751.50 of such registration fee that remains unutilized may be offset against the total filing fee due for this Registration Statement. Accordingly, as the total filing fee required for this Registration Statement is $306,200, taking into consideration the available offset of $69,751.50 from the Prior Registration Statement, a registration fee of $236,448.50 is payable in connection with this Registration Statement. The Registrant has terminated or completed any offering that included the unsold securities under the Prior Registration Statement.